Legg Mason Partners Variable Portfolios V

Legg Mason Partners Variable Small Cap Growth
Opportunities Portfolio




Additional Shareholder Information (unaudited)


Results of a Special Meeting of
Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Director's (the "Board Members"). The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) Elect of Board Members, (2) Agreement and Plan Reorganization, and (3) Revise Fundamental Investment Policies.

Proposal 1: Election of Board
Members+

     Item Voted On       Votes For    Authority    Abstentions
                                       Withheld

  Nominees:
  Paul R. Ades                                            0.000
                       4,879,729.28  233,694.882
                       3
  Andrew L. Breech                                        0.000
                       4,879,729.28  233,694.882
                       3
  Dwight B. Crane                                         0.000
                       4,879,729.28  233,694.882
                       3
  Robert M. Frayn,                                        0.000
  Jr.                  4,862,709.12  250,715.040
                       5
  Frank G. Hubbard                                        0.000
                       4,879,729.28  233,694.882
                       3
  Howard J. Johnson                                       0.000
                       4,879,441.73  233,982.429
                       6
  David E. Maryatt                                        0.000
                       4,856,075.76  257,348.402
                       3
  Jerome H. Miller                                        0.000
                       4,856,075.76  257,348.402
                       3
  Ken Miller                                              0.000
                       4,862,709.12  250,715.040
                       5
  John J. Murphy                                          0.000
                       4,879,729.28  233,694.882
                       3
  Thomas F. Schlafly                                      0.000
                       4,879,729.28  233,694.882
                       3
  Jerry A. Viscione                                       0.000
                       4,879,729.28  233,694.882
                       3
  R. Jay Gerken, CFA                                      0.000
                       4,878,730.52  234,693.639
                       6

+ Board Members are elected by the shareholders of all of the series of the Company of which the Fund is a series.






Proposal 2: Agreement and Plan
Reorganization


     Item Voted On       Votes For       Votes     Abstentions
                                       Against
  Agreement and Plan   4,863,317.03   149,800.316   100,306.815
                                  4
  Reorganization


Proposal 3: Revise Fundamental
Investment Policies.

     Items Voted On      Votes For       Votes     Abstentions
                                       Against

  Borrowing Money      4,863,317.03   149,800.316   100,306.815
                                  4
  Underwriting         4,863,249.26   160,789.897    89,385.005
                                  3
  Lending              4,870,147.69   151,051.171    92,225.297
                                  7
  Issuing Senior       4,801,175.58   197,752.132   114,496.453
  Securities                      0
  Real Estate          4,866,274.77   150,698.013    96,451.379
                                  3
  Commodities          4,856,049.80   160,922.980    96,451.379
                                  6
  Concentration        4,820,208.59   200,990.278    92,225.297
                                  0
  Diversification      4,806,898.17   147,747.111   158,778.876
                                  8
  Fundamental to Non-  4,805,779.27   188,317.439   119,327.454
  Fundamental                     2